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                                                                      EXHIBIT 23

                       Consent of Independent Accountants
                       ---------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-66086 and 333-20467) and in the Registration Statements on Form S-8 (Nos. 2-79221, 33-33784, 33-56345, 33-59189 and 33-66132) of Stone Container Corporation of our report dated February 10, 1997, except as to Note 2, which is as of February 14, 1997, appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

PRICE WATERHOUSE LLP

Chicago, Illinois
March 24, 1997

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